SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

Wednesday, September 09, 2009

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K of Nevada Gold Holdings, Inc. (the "Company") filed on with the Securities and Exchange Commission on August 25, 2009.

We disagree with the Company's statement that there have been no accounting disagreements which, if not resolved to our satisfaction, would have caused us to make reference thereto in our report on the Company's financial statements.

We had two instances where we were concerned the Company was incorrectly applying Generally Accepted Accounting Principles:

First, the Company did not provide documentation for transferring $257,028 of accrued interest, notes payable and accounts payable from Nano Holdings International to a wholly owned subsidiary, Sunshine Group, prior to divesting itself of Sunshine Group during the quarter ending December 31, 2008. These liabilities (and retained loss) are not included in the Company's financial statements.

Second, the Company did not provide documentation supporting the $20,465 initial value it placed on its Tempo Mineral Prospect which was acquired in a related party transaction during the quarter ending December 31, 2008.

The Company did not request that we furnish it with a letter addressed to the Securities and Exchange Commission stating whether we agree with the statements it made in the Form 8-K it filed on August 25, 2009 until September 9, 2009.

We cannot confirm or deny that the appointment of GBH, CPAs was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

Seale and Beers, CPAs
Las Vegas, Nevada

CC: **U.S. Securities & Exchange Commission**
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
202-551-5300 Phone
202-772-9252 Fax

6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7492 Fax: (702)253-7501